News Release

BNY MELLON REPORTS FOURTH QUARTER 2022 EARNINGS OF
$509 MILLION OR $0.62 PER COMMON SHARE;
$1.1 BILLION OR $1.30 PER SHARE EXCLUDING NOTABLE ITEMS(a)

Revenue down 2%	EPS down 39%	ROE 6% ROTCE 12%(a)	CET1 11.2% Tier 1 leverage 5.8%

Adj. Revenue up 9%(a)	Adj. EPS up 25%(a)	Adj. ROE 12%(a) Adj. ROTCE 24%(a)	CET1 11.2% Tier 1 leverage 5.8%

NEW YORK, January 13, 2023 – The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE: BK) today reported:

				4Q22 vs.
(dollars in millions, except per share amounts)	4Q22	3Q22	4Q21	3Q22	4Q21
Net income applicable to common shareholders	$509	$319	$822	60%	(38)%
Adjusted net income applicable to common shareholders – Non-GAAP (a)	$1,057	$983	$852	8%	24%
Diluted earnings per common share	$0.62	$0.39	$1.01	59%	(39)%
Adjusted diluted earnings per common share – Non-GAAP (a)	$1.30	$1.21	$1.04	7%	25%

Notable items (a)
4Q22 results include $(548) million, or $(0.67) per share, primarily related to a net loss from repositioning the securities portfolio and severance.
4Q21 results include $(30) million, or $(0.04) per share, primarily related to severance.

Fourth Quarter Results
Total revenue of $3.9 billion, decreased 2%; or increased 9% excluding notable items (a)
•Net interest revenue increased 56%
•Fee revenue was flat
•Investment and other revenue in 4Q22 included $449 million net loss from repositioning the securities portfolio

Total noninterest expense of $3.2 billion, increased 8%; or 2% excluding notable items (a)

AUC/A of $44.3 trillion, decreased 5%, primarily market impact
AUM of $1.8 trillion, decreased 25%, primarily market impact

Securities Services
•Total revenue increased 18%
•Income before taxes increased 67%
•Pre-tax operating margin of 27%

Market and Wealth Services
•Total revenue increased 19%
•Income before taxes increased 21%
•Pre-tax operating margin of 43%

Investment and Wealth Management
•Total revenue decreased 19%
•Income before taxes decreased 55%
•Pre-tax operating margin of 15%; Adjusted pre-tax operating margin – Non-GAAP of 17% (a)

Capital
•Board of Directors authorized a new common share repurchase program of $5 billion, effective Jan. 1, 2023.

CEO Commentary
Robin Vince, President and Chief Executive Officer, commented, “BNY Mellon delivered solid underlying performance in the fourth quarter. We continued to derive benefit from higher interest rates, and we saw healthy growth across several of our businesses despite the significant downdraft in market levels across global equity and fixed income markets. Our reported results in the quarter also reflect the impact of a number of deliberate actions to improve our revenue growth and efficiency trajectory for 2023 and beyond.”

“I am proud of our people, who once again demonstrated BNY Mellon’s characteristic resilience and ability to support our clients in a challenging environment, while continuing to execute against our long-term growth initiatives,” Mr. Vince added.

“As we enter 2023, we remain focused on growing and deepening our strong client franchise, together with driving greater efficiency in our operating model. I am confident in BNY Mellon’s ability to create further value for all our stakeholders in the years ahead,” Mr. Vince concluded.

Media Relations: Garrett Marquis (949) 683-1503	Investor Relations: Marius Merz (212) 298-1480
(a) Adjusted results exclude notable items. For information on the Non-GAAP measures, see “Explanation of GAAP and Non-GAAP financial measures” beginning on page 12.
Note: Above comparisons are 4Q22 vs. 4Q21, unless otherwise noted.

BNY Mellon 4Q22 Earnings Release
CONSOLIDATED FINANCIAL HIGHLIGHTS

(in millions, except per share amounts and unless otherwise noted; not meaningful - N/M)				4Q22 vs.
	4Q22	3Q22	4Q21	3Q22		4Q21
Fee revenue	$3,222	$3,236	$3,231	—%		—%
Investment and other revenue	(360)	117	107	N/M		N/M
Total fee and other revenue	2,862	3,353	3,338	(15)		(14)
Net interest revenue	1,056	926	677	14		56
Total revenue	3,918	4,279	4,015	(8)		(2)
Provision for credit losses	20	(30)	(17)	N/M		N/M
Noninterest expense	3,213	3,679	2,967	(13)		8
Income before taxes	685	630	1,065	9		(36)
Provision for income taxes	142	242	196	(41)		(28)
Net income	$543	$388	$869	40%		(38)%
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$509	$319	$822	60%		(38)%
Operating leverage (a)				423	bps	(1,071)	bps
Diluted earnings per common share	$0.62	$0.39	$1.01	59%		(39)%
Average common shares and equivalents outstanding - diluted (in thousands)	815,846	814,516	817,345
Pre-tax operating margin	17%	15%	27%
Non-GAAP measures, excluding notable items: (b)
Adjusted total revenue	$4,378	$4,242	$4,015	3%		9%
Adjusted noninterest expense	$3,000	$2,965	$2,930	1%		2%
Adjusted operating leverage (a)				203	bps	665	bps
Adjusted diluted earnings per common share	$1.30	$1.21	$1.04	7%		25%
Adjusted pre-tax operating margin	31%	31%	27%
(a)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
(b)    See “Notable items by business segment” beginning on page 8 for additional information on the notable items. Also see “Explanation of GAAP and Non-GAAP financial measures” beginning on page 12.
bps – basis points.

KEY DRIVERS (comparisons are 4Q22 vs. 4Q21, unless otherwise stated)
Total revenue decreased 2%, primarily reflecting:
•Fee revenue was flat, primarily reflecting lower market values and the unfavorable impact of a stronger U.S. dollar, offset by lower money market fee waivers.
•Investment and other revenue decreased primarily reflecting the $449 million net loss from repositioning the securities portfolio.
•Net interest revenue increased 56%, primarily reflecting higher interest rates on interest-earning assets, partially offset by higher funding expense.
•Provision for credit losses was $20 million, primarily reflecting changes in the macroeconomic forecast.
•Noninterest expense increased 8%, primarily reflecting higher severance expense. Excluding notable items, noninterest expense increased 2% (a), primarily reflecting higher investments in growth, infrastructure and efficiency initiatives and higher revenue-related expenses, as well as the impact of inflation, partially offset by the favorable impact of a stronger U.S. dollar.
•Effective tax rate of 20.7%, or 19.7% (a) excluding notable items.

Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)
•AUC/A of $44.3 trillion, decreased 5%, primarily reflecting lower market values and the unfavorable impact of a stronger U.S. dollar, partially offset by client inflows and net new business.
•AUM of $1.8 trillion, decreased 25%, primarily reflecting lower market values, the unfavorable impact of a stronger U.S. dollar and the divestiture of Alcentra, partially offset by net inflows.

Capital and liquidity
•Dividends of $305 million to common shareholders (including dividend-equivalents on share-based awards).
•Return on common equity (“ROE”) – 6%; Adjusted ROE – 12% (a).
•Return on tangible common equity (“ROTCE”) – 12% (a); Adjusted ROTCE – 24% (a).
•Common Equity Tier 1 (“CET1”) ratio – 11.2%.
•Tier 1 leverage ratio – 5.8%.
•Average liquidity coverage ratio (“LCR”) – 118%.
•Total Loss Absorbing Capacity (“TLAC”) ratios exceed minimum requirements.

(a)    See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 12 for additional information.
Note: Throughout this document, sequential growth rates are unannualized.

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BNY Mellon 4Q22 Earnings Release
FULL-YEAR CONSOLIDATED FINANCIAL HIGHLIGHTS

(in millions, except per share amounts and unless otherwise noted; not meaningful - N/M)			2022 vs.
	2022	2021	2021
Fee revenue	$12,955	$12,977	—%
Investment and other revenue	(82)	336	N/M
Total fee and other revenue	12,873	13,313	(3)
Net interest revenue	3,504	2,618	34
Total revenue	16,377	15,931	3
Provision for credit losses	39	(231)	N/M
Noninterest expense	13,010	11,514	13
Income before taxes	3,328	4,648	(28)
Provision for income taxes	768	877	(12)
Net income	$2,560	$3,771	(32)%
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$2,362	$3,552	(34)%
Operating leverage (a)			(1,019)	bps
Diluted earnings per common share	$2.90	$4.14	(30)%
Average common shares and equivalents outstanding - diluted (in thousands)	814,795	856,359
Pre-tax operating margin	20%	29%
Non-GAAP measures, excluding notable items: (b)
Adjusted total revenue	$16,888	$15,918	6%
Adjusted noninterest expense	$11,981	$11,385	5%
Adjusted operating leverage (a)			86	bps
Adjusted diluted earnings per common share	$4.59	$4.24	8%
Adjusted pre-tax operating margin	29%	30%
(a)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
(b)    See “Notable items by business segment” beginning on page 8 for additional information on the notable items. Also see “Explanation of GAAP and Non-GAAP financial measures” beginning on page 12.
bps – basis points.

KEY DRIVERS (comparisons are 2022 vs. 2021, unless otherwise stated)
•Total revenue increased 3%, or 6% excluding notable items (a), primarily reflecting:
•Fee revenue was essentially flat primarily reflecting lower market values, the unfavorable impact of a stronger U.S. dollar and the 1Q22 accelerated amortization of deferred costs for depositary receipts services related to Russia, partially offset by lower money market fee waivers.
•Investment and other revenue decreased primarily reflecting the 4Q22 net loss from repositioning the securities portfolio.
•Net interest revenue increased 34% primarily reflecting higher interest rates on interest-earning assets, partially offset by higher funding expense.
•Provision for credit losses was $39 million compared with a benefit of $231 million in 2021. The increase was primarily driven by changes in the macroeconomic forecast.
•Noninterest expense increased 13% primarily reflecting the 3Q22 goodwill impairment in the Investment Management reporting unit and higher severance expense and litigation reserves. Excluding notable items, noninterest expense increased 5% (a), primarily reflecting higher investments in growth, infrastructure and efficiency initiatives and higher revenue-related expenses, as well as the impact of inflation, partially offset by an approximately 3% favorable impact of a stronger U.S. dollar.
•Effective tax rate of 23.1%, or 19.1% (a) excluding notable items, primarily goodwill impairment.

Capital and liquidity
•Returned $1.3 billion to common shareholders, including dividends of $1.2 billion (including dividend equivalents on share-based awards) and $124 million of common share repurchases.
•ROE – 7%; Adjusted ROE – 10% (a).
•ROTCE – 13% (a); Adjusted ROTCE – 21% (a).
•Board of Directors authorized a new common share repurchase program of $5 billion, effective Jan. 1, 2023.

(a)    See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 12 for additional information.

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BNY Mellon 4Q22 Earnings Release
SECURITIES SERVICES BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				4Q22 vs.
	4Q22	3Q22	4Q21	3Q22	4Q21
Investment services fees:
Asset Servicing	$971	$953	$984	2%	(1)%
Issuer Services	271	288	253	(6)	7
Total investment services fees	1,242	1,241	1,237	—	—
Foreign exchange revenue	149	132	148	13	1
Other fees (a)	55	52	28	6	96
Total fee revenue	1,446	1,425	1,413	1	2
Investment and other revenue	70	111	53	N/M	N/M
Total fee and other revenue	1,516	1,536	1,466	(1)	3
Net interest revenue	656	538	367	22	79
Total revenue	2,172	2,074	1,833	5	18
Provision for credit losses	11	(6)	(7)	N/M	N/M
Noninterest expense	1,576	1,557	1,490	1	6
Income before taxes	$585	$523	$350	12%	67%

Total revenue by line of business:
Asset Servicing	$1,681	$1,596	$1,456	5%	15%
Issuer Services	491	478	377	3	30
Total revenue by line of business	$2,172	$2,074	$1,833	5%	18%

Pre-tax operating margin	27%	25%	19%

Securities lending revenue (b)	$50	$48	$45	4%	11%

Metrics:
Average loans	$11,850	$11,573	$9,764	2%	21%
Average deposits	$176,541	$176,328	$200,272	—%	(12)%

AUC/A at period end (in trillions) (current period is preliminary) (c)	$31.4	$30.0	$34.6	5%	(9)%
Market value of securities on loan at period end (in billions) (d)	$449	$435	$447	3%	—%
(a)    Other fees primarily include financing-related fees.
(b)    Included in investment services fees reported in the Asset Servicing line of business.
(c)    Consists of AUC/A primarily from the Asset Servicing line of business and, to a lesser extent, the Issuer Services line of business. Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.5 trillion at Dec. 31, 2022, $1.4 trillion at Sept. 30, 2022 and $1.7 trillion at Dec. 31, 2021.
(d)    Represents the total amount of securities on loan in our agency securities lending program. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $68 billion at Dec. 31, 2022, $75 billion at Sept. 30, 2022 and $71 billion at Dec. 31, 2021.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below. Also see page 9 for information related to money market fee waivers.
•Asset Servicing – The year-over-year increase primarily reflects higher net interest revenue, lower money market fee waivers and higher client activity, partially offset by lower market values and the unfavorable impact of a stronger U.S. dollar. The sequential increase primarily reflects higher net interest revenue, foreign exchange revenue and client activity, partially offset by a 3Q22 disposal gain.
•Issuer Services – The year-over-year increase primarily reflects higher net interest revenue and lower money market fee waivers. The sequential increase primarily reflects higher net interest revenue, partially offset by lower Depositary Receipts revenue.
•Noninterest expense increased year-over-year, primarily reflecting higher investments in growth, infrastructure and efficiency initiatives, as well as the impact of inflation, partially offset by the favorable impact of a stronger U.S. dollar.

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BNY Mellon 4Q22 Earnings Release
MARKET AND WEALTH SERVICES BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				4Q22 vs.
	4Q22	3Q22	4Q21	3Q22	4Q21
Investment services fees:
Pershing	$502	$494	$412	2%	22%
Treasury Services	170	173	170	(2)	—
Clearance and Collateral Management	249	239	236	4	6
Total investment services fees	921	906	818	2	13
Foreign exchange revenue	20	20	21	—	(5)
Other fees (a)	47	49	31	(4)	52
Total fee revenue	988	975	870	1	14
Investment and other revenue	15	14	6	N/M	N/M
Total fee and other revenue	1,003	989	876	1	14
Net interest revenue	396	378	297	5	33
Total revenue	1,399	1,367	1,173	2	19
Provision for credit losses	6	(1)	(3)	N/M	N/M
Noninterest expense	785	737	674	7	16
Income before taxes	$608	$631	$502	(4)%	21%

Total revenue by line of business:
Pershing	$673	$658	$553	2%	22%
Treasury Services	382	390	331	(2)	15
Clearance and Collateral Management	344	319	289	8	19
Total revenue by line of business	$1,399	$1,367	$1,173	2%	19%

Pre-tax operating margin	43%	46%	43%

Metrics:
Average loans	$39,843	$40,882	$40,812	(3)%	(2)%
Average deposits	$86,083	$90,612	$100,653	(5)%	(14)%

AUC/A at period end (in trillions) (current period is preliminary) (b)	$12.7	$12.0	$11.8	6%	8%
(a)    Other fees primarily include financing-related fees.
(b)    Consists of AUC/A from the Clearance and Collateral Management and Pershing lines of business.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below. Also see page 9 for information related to money market fee waivers.
•Pershing – The year-over-year increase primarily reflects lower money market fee waivers, higher fees on sweep balances and higher net interest revenue, partially offset by the impact of prior year lost business and the impact of lower equity markets. The sequential increase primarily reflects higher fees on sweep balances and net interest revenue.
•Treasury Services – The year-over-year increase primarily reflects higher net interest revenue and lower money market fee waivers.
•Clearance and Collateral Management – The year-over-year increase primarily reflects higher net interest revenue and U.S. government clearance volumes. The sequential increase primarily reflects higher net interest revenue and clearance volumes.
•Noninterest expense increased year-over-year, primarily reflecting higher investments in growth, infrastructure and efficiency initiatives, as well as the impact of inflation, partially offset by the favorable impact of a stronger U.S. dollar. The sequential increase reflects higher severance expense and litigation reserves.

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BNY Mellon 4Q22 Earnings Release
INVESTMENT AND WEALTH MANAGEMENT BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)					4Q22 vs.
	4Q22	3Q22		4Q21	3Q22		4Q21
Investment management fees	$754	$788		$864	(4)%		(13)%
Performance fees	26	10		32	N/M		(19)
Investment management and performance fees	780	798		896	(2)		(13)
Distribution and servicing fees	54	55		28	(2)		93
Other fees (a)	(58)	(45)		22	N/M		N/M
Total fee revenue	776	808		946	(4)		(18)
Investment and other revenue (b)	(3)	(3)		23	N/M		N/M
Total fee and other revenue (b)	773	805		969	(4)		(20)
Net interest revenue	52	57		51	(9)		2
Total revenue	825	862		1,020	(4)		(19)
Provision for credit losses	1	3		(6)	N/M		N/M
Noninterest expense	699	1,356		748	(48)		(7)
Income (loss) before taxes	$125	$(497)		$278	125%	(c)	(55)%

Total revenue by line of business:
Investment Management	$550	$579		$709	(5)%		(22)%
Wealth Management	275	283		311	(3)		(12)
Total revenue by line of business	$825	$862		$1,020	(4)%		(19)%

Pre-tax operating margin	15%	(57)%		27%
Adjusted pre-tax operating margin – Non-GAAP (d)	17%	(64)%	(c)	29%

Metrics:
Average loans	$14,404	$14,482		$12,737	(1)%		13%
Average deposits	$16,416	$17,225		$18,374	(5)%		(11)%

AUM (in billions) (current period is preliminary) (e)	$1,836	$1,776		$2,434	3%		(25)%
Wealth Management client assets (in billions) (current period is preliminary) (f)	$269	$256		$321	5%		(16)%
(a)    Other fees primarily include investment services fees.
(b)    Investment and other revenue and total fee and other revenue are net of income (loss) attributable to noncontrolling interests related to consolidated investment management funds.
(c)    Excluding notable items, income before taxes decreased 18% (Non-GAAP) compared with 3Q22. Excluding notable items and net of distribution and servicing expense, the adjusted pre-tax operating margin was 24% (Non-GAAP) for 3Q22. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 12 for information on these Non-GAAP measures.
(d)    Net of distribution and servicing expense. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 12 for information on this Non-GAAP measure.
(e)    Excludes assets managed outside of the Investment and Wealth Management business segment.
(f)    Includes AUM and AUC/A in the Wealth Management line of business.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below. Also see page 9 for information related to money market fee waivers.
•Investment Management – The year-over-year decrease primarily reflects lower market values, the mix of cumulative net inflows, the unfavorable impact of a stronger U.S. dollar, the impact of the Alcentra divestiture and strategic equity investment gains recorded in 4Q21, partially offset by lower money market fee waivers. The sequential decrease primarily reflects the impact of the Alcentra divestiture.
•Wealth Management – The year-over-year decrease primarily reflects lower market values.
•Noninterest expense decreased year-over year, primarily reflecting the impact of the Alcentra divestiture, the favorable impact of a stronger U.S. dollar and lower revenue-related expenses, partially offset by higher severance expense. The sequential decrease primarily reflects the 3Q22 goodwill impairment in the Investment Management reporting unit.

Page - 6

BNY Mellon 4Q22 Earnings Release
OTHER SEGMENT primarily includes the leasing portfolio, corporate treasury activities, including our securities portfolio, derivatives and other trading activity, renewable energy and other corporate investments, certain business exits and other corporate revenue and expense items.

(in millions)	4Q22	3Q22	4Q21
Fee revenue	$12	$28	$2
Investment and other revenue	(442)	(5)	19
Total fee and other revenue	(430)	23	21
Net interest (expense)	(48)	(47)	(38)
Total revenue	(478)	(24)	(17)
Provision for credit losses	2	(26)	(1)
Noninterest expense	153	29	55
(Loss) before taxes	$(633)	$(27)	$(71)

KEY DRIVERS

•Total revenue includes corporate treasury and other investment activity, including hedging activity which has an offsetting impact between fee and other revenue and net interest expense. The year-over-year and sequential decreases in total revenue primarily reflect the $449 million net loss from repositioning the securities portfolio.

•Noninterest expense increased year-over-year and sequentially, primarily driven by higher severance expense.

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BNY Mellon 4Q22 Earnings Release
NOTABLE ITEMS BY BUSINESS SEGMENT

Notable items by business segment (a)	4Q22					4Q21
(in millions)	Securities Services	Market and Wealth Services	Investment and Wealth Management	Other	Total	Securities Services	Market and Wealth Services	Investment and Wealth Management	Other	Total
Fee and other revenue	$—	$—	$(11)	$(449)	$(460)	$—	$—	$—	$—	$—
Noninterest expense	28	41	14	130	213	21	6	1	9	37
(Loss) before taxes	$(28)	$(41)	$(25)	$(579)	$(673)	$(21)	$(6)	$(1)	$(9)	$(37)
(a)    Notable items in 4Q22 include the net loss from repositioning the securities portfolio, a disposal loss (reflected in investment and other revenue), severance expense and litigation reserves. Notable items in 4Q21 include severance expense and litigation reserves.

Notable items by business segment (a)	3Q22
(in millions)	Securities Services	Market and Wealth Services	Investment and Wealth Management	Other	Total
Fee and other revenue	$37	$—	$—	$—	$37
Noninterest expense	18	6	679	11	714
Income (loss) before taxes	$19	$(6)	$(679)	$(11)	$(677)
(a)    Notable items in 3Q22 include goodwill impairment, a disposal gain (reflected in investment and other revenue), severance expense and litigation reserves.

Notable items by business segment (a)	2022					2021
(in millions)	Securities Services	Market and Wealth Services	Investment and Wealth Management	Other	Total	Securities Services	Market and Wealth Services	Investment and Wealth Management	Other	Total
Fee and other revenue	$(45)	$—	$(17)	$(449)	$(511)	$—	$—	$(1)	$14	$13
Noninterest expense	141	49	692	147	1,029	84	23	4	18	129
(Loss) before income taxes	$(186)	$(49)	$(709)	$(596)	$(1,540)	$(84)	$(23)	$(5)	$(4)	$(116)
(a)    Notable items in 2022 include the 3Q22 goodwill impairment, the 4Q22 net loss from repositioning the securities portfolio, severance expense, litigation reserves, the 1Q22 accelerated amortization of deferred costs for depositary receipts services related to Russia and net gains on disposals (reflected in investment and other revenue). Notable items in 2021 include litigation reserves, severance expense and gains on disposals (reflected in investment and other revenue).

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BNY Mellon 4Q22 Earnings Release
MONEY MARKET FEE WAIVERS

The following table presents the impact of money market fee waivers on our consolidated fee revenue, net of distribution and servicing expense.

Money market fee waivers
(in millions)	4Q22	3Q22	2Q22	1Q22	4Q21	2022	2021
Investment services fees (see table below)	$—	$(1)	$(26)	$(126)	$(148)	$(153)	$(547)
Investment management and performance fees	(19)	(21)	(40)	(85)	(116)	(165)	(429)
Distribution and servicing fees	—	—	(2)	(11)	(14)	(13)	(51)
Total fee revenue	(19)	(22)	(68)	(222)	(278)	(331)	(1,027)
Less: Distribution and servicing expense	—	—	2	23	35	25	111
Net impact of money market fee waivers	$(19)	$(22)	$(66)	$(199)	$(243)	$(306)	$(916)

Impact to investment services fees by line of business (a):
Asset Servicing	$—	$—	$—	$(19)	$(31)	$(19)	$(105)
Issuer Services	—	—	(1)	(11)	(18)	(12)	(62)
Pershing	—	(1)	(25)	(90)	(89)	(116)	(343)
Treasury Services	—	—	—	(6)	(10)	(6)	(37)
Total impact to investment services fees by line of business	$—	$(1)	$(26)	$(126)	$(148)	$(153)	$(547)

Impact to fee revenue by line of business (a):
Asset Servicing	$—	$—	$(1)	$(28)	$(50)	$(29)	$(176)
Issuer Services	—	(1)	(1)	(14)	(24)	(16)	(83)
Pershing	—	(1)	(29)	(107)	(106)	(137)	(401)
Treasury Services	—	—	—	(8)	(14)	(8)	(52)
Investment Management	(19)	(20)	(37)	(63)	(81)	(139)	(303)
Wealth Management	—	—	—	(2)	(3)	(2)	(12)
Total impact to fee revenue by line of business	$(19)	$(22)	$(68)	$(222)	$(278)	$(331)	$(1,027)
(a)    The line of business revenue for management reporting purposes reflects the impact of revenue transferred between the businesses.

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BNY Mellon 4Q22 Earnings Release
CAPITAL AND LIQUIDITY

Capital and liquidity ratios	Dec. 31, 2022	Sept. 30, 2022	Dec. 31, 2021
Consolidated regulatory capital ratios: (a)
CET1 ratio	11.2%	10.0%	11.2%
Tier 1 capital ratio	14.2	12.8	14.0
Total capital ratio	15.0	13.7	14.9
Tier 1 leverage ratio	5.8	5.4	5.5
Supplementary leverage ratio	6.8	6.3	6.6
BNY Mellon shareholders’ equity to total assets ratio	10.0%	9.3%	9.7%
BNY Mellon common shareholders’ equity to total assets ratio	8.8%	8.2%	8.6%

Average LCR	118%	116%	109%

Book value per common share	$44.40	$43.18	$47.50
Tangible book value per common share – Non-GAAP (b)	$23.11	$21.55	$24.31
Common shares outstanding (in thousands)	808,445	808,280	804,145
(a)    Regulatory capital ratios for Dec. 31, 2022 are preliminary. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches, which for Dec. 31, 2022 was the Advanced Approaches, for Sept. 30, 2022 was the Standardized Approach for the CET1 and Tier 1 capital ratios and the Advanced Approaches for the Total capital ratio, and for Dec. 31, 2021 was the Standardized Approach.
(b)    Tangible book value per common share – Non-GAAP excludes goodwill and intangible assets, net of deferred tax liabilities. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 12 for information on this Non-GAAP measure.

•CET1 capital totaled $18.1 billion and Tier 1 capital totaled $22.9 billion at Dec. 31, 2022, both increasing approximately $1.4 billion, compared with Sept. 30, 2022. The increases primarily reflect capital generated through earnings, the impact of the Alcentra sale and a net increase in accumulated other comprehensive income. The Tier 1 leverage ratio increased compared with Sept. 30, 2022, driven by the increase in capital.

NET INTEREST REVENUE

Net interest revenue				4Q22 vs.
(dollars in millions; not meaningful - N/M)	4Q22	3Q22	4Q21	3Q22		4Q21
Net interest revenue	$1,056	$926	$677	14%		56%
Add: Tax equivalent adjustment	2	3	4	N/M		N/M
Net interest revenue, on a fully taxable equivalent (“FTE”) basis – Non-GAAP (a)	$1,058	$929	$681	14%		55%

Net interest margin	1.19%	1.05%	0.71%	14	bps	48	bps
Net interest margin (FTE) – Non-GAAP (a)	1.19%	1.05%	0.71%	14	bps	48	bps
(a)    Net interest revenue (FTE) – Non-GAAP and net interest margin (FTE) – Non-GAAP include the tax equivalent adjustments on tax-exempt income. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 12 for information on this Non-GAAP measure.
bps – basis points.

•Net interest revenue increased year-over-year, primarily reflecting higher interest rates on interest-earning assets, partially offset by higher funding expense.

•Sequentially, the increase primarily reflects higher interest rates on interest-earning assets. This was partially offset by higher funding expense.

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BNY Mellon 4Q22 Earnings Release
THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement

(in millions)	Quarter ended			Year ended
	Dec. 31, 2022	Sept. 30, 2022	Dec. 31, 2021	Dec. 31, 2022	Dec. 31, 2021
Fee and other revenue
Investment services fees	$2,173	$2,157	$2,061	$8,529	$8,284
Investment management and performance fees	783	800	896	3,299	3,588
Foreign exchange revenue	190	203	199	822	799
Financing-related fees	43	43	47	175	194
Distribution and servicing fees	33	33	28	130	112
Total fee revenue	3,222	3,236	3,231	12,955	12,977
Investment and other revenue	(360)	117	107	(82)	336
Total fee and other revenue	2,862	3,353	3,338	12,873	13,313
Net interest revenue
Interest revenue	3,197	1,984	729	7,118	2,845
Interest expense	2,141	1,058	52	3,614	227
Net interest revenue	1,056	926	677	3,504	2,618
Total revenue	3,918	4,279	4,015	16,377	15,931
Provision for credit losses	20	(30)	(17)	39	(231)
Noninterest expense
Staff	1,802	1,673	1,633	6,800	6,337
Software and equipment	432	421	379	1,657	1,478
Professional, legal and other purchased services	415	363	390	1,527	1,459
Net occupancy	143	124	133	514	498
Sub-custodian and clearing	112	124	120	485	505
Distribution and servicing	86	88	75	343	298
Business development	45	34	44	152	107
Bank assessment charges	19	35	30	126	133
Goodwill impairment	—	680	—	680	—
Amortization of intangible assets	16	17	19	67	82
Other	143	120	144	659	617
Total noninterest expense	3,213	3,679	2,967	13,010	11,514
Income
Income before taxes	685	630	1,065	3,328	4,648
Provision for income taxes	142	242	196	768	877
Net income	543	388	869	2,560	3,771
Net loss (income) attributable to noncontrolling interests related to consolidated investment management funds	—	—	(6)	13	(12)
Net income applicable to shareholders of The Bank of New York Mellon Corporation	543	388	863	2,573	3,759
Preferred stock dividends	(34)	(69)	(41)	(211)	(207)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$509	$319	$822	$2,362	$3,552

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended			Year ended
	Dec. 31, 2022	Sept. 30, 2022	Dec. 31, 2021	Dec. 31, 2022	Dec. 31, 2021
(in dollars)
Basic	$0.63	$0.39	$1.01	$2.91	$4.17
Diluted	$0.62	$0.39	$1.01	$2.90	$4.14

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BNY Mellon 4Q22 Earnings Release
EXPLANATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Release certain Non-GAAP financial measures on a tangible basis as a supplement to GAAP information, which exclude goodwill and intangible assets, net of deferred tax liabilities. We believe that the return on tangible common equity – Non-GAAP is additional useful information for investors because it presents a measure of those assets that can generate income, and the tangible book value per common share – Non-GAAP is additional useful information because it presents the level of tangible assets in relation to shares of common stock outstanding.

Net interest revenue, on a fully taxable equivalent (“FTE”) basis – Non-GAAP and net interest margin (FTE) – Non-GAAP and other FTE measures include the tax equivalent adjustments on tax-exempt income which allows for the comparison of amounts arising from both taxable and tax-exempt sources and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

BNY Mellon has also included the adjusted pre-tax operating margin – Non-GAAP, which is the pre-tax operating margin for the Investment and Wealth Management business segment, net of distribution and servicing expense that was passed to third parties who distribute or service our managed funds. We believe that this measure is useful when evaluating the performance of the Investment and Wealth Management business segment relative to industry competitors.

BNY Mellon has presented revenue measures excluding notable items, including a net loss from repositioning the securities portfolio, disposal gains and losses and the accelerated amortization of deferred costs for depositary receipts related to Russia. Expense measures, excluding notable items, including goodwill impairment, severance expense and litigation reserves, are also presented. Litigation reserves represent accruals for loss contingencies that are both probable and reasonably estimable, but exclude standard business-related legal fees. Income before taxes, net income applicable to common shareholders of The Bank of New York Mellon Corporation, diluted earnings per share, operating leverage, return on common equity, return on tangible common equity, pre-tax operating margin and the effective tax rate, excluding the notable items mentioned above, are also provided. These measures have been provided to permit investors to view the financial measures on a basis consistent with how management views the businesses.

Reconciliation of Non-GAAP measures, excluding notable items							4Q22 vs.
(dollars in millions)	4Q22		3Q22		4Q21		3Q22	4Q21
Total revenue – GAAP	$3,918		$4,279		$4,015		(8)%	(2)%
Impact of notable items (a)	(460)		37		—
Adjusted total revenue – Non-GAAP	$4,378		$4,242		$4,015		3%	9%

Total noninterest expense – GAAP	$3,213		$3,679		$2,967		(13)%	8%
Impact of notable items (a)	213		714		37
Adjusted total noninterest expense – Non-GAAP	$3,000		$2,965		$2,930		1%	2%

Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$509		$319		$822		60%	(38)%
Impact of notable items (a)	(548)		(664)		(30)
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation – Non-GAAP	$1,057		$983		$852		8%	24%

Diluted earnings per share – GAAP	$0.62		$0.39		$1.01		59%	(39)%
Impact of notable items (a)	(0.67)		(0.81)		(0.04)
Adjusted diluted earnings per share – Non-GAAP	$1.30	(b)	$1.21	(b)	$1.04	(b)	7%	25%

Operating leverage – GAAP (c)	423	bps	(1,071)	bps
Adjusted operating leverage – Non-GAAP (a)(c)	203	bps	665	bps
(a)    Notable items in 4Q22 include the net loss from repositioning the securities portfolio, a disposal loss (reflected in investment and other revenue), severance expense and litigation reserves. Notable items in 3Q22 include goodwill impairment, a disposal gain (reflected in investment and other revenue), severance expense and litigation reserves. Notable items in 4Q21 include severance expense and litigation reserves.
(b)    Does not foot due to rounding.
(c)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
bps – basis points

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BNY Mellon 4Q22 Earnings Release

Reconciliation of Non-GAAP measures, excluding notable items			2022 vs.
(dollars in millions)	2022	2021	2021
Total revenue – GAAP	$16,377	$15,931	3%
Impact of notable items (a)	(511)	13
Adjusted total revenue – Non-GAAP	$16,888	$15,918	6%

Total noninterest expense – GAAP	$13,010	$11,514	13%
Impact of notable items (a)	1,029	129
Adjusted total noninterest expense – Non-GAAP	$11,981	$11,385	5%

Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$2,362	$3,552	(34)%
Impact of notable items (a)	(1,378)	(85)
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation – Non-GAAP	$3,740	$3,637	3%

Diluted earnings per share – GAAP	$2.90	$4.14	(30)%
Impact of notable items (a)	(1.69)	(0.10)
Adjusted diluted earnings per share – Non-GAAP	$4.59	$4.24	8%

Operating leverage – GAAP (b)	(1,019)	bps
Adjusted operating leverage – Non-GAAP (a)(b)	86	bps
(a)    Notable items in 2022 include the 3Q22 goodwill impairment, the 4Q22 net loss from repositioning the securities portfolio, severance expense, litigation reserves, the 1Q22 accelerated amortization of deferred costs for depositary receipts services related to Russia and net gains on disposals (reflected in investment and other revenue). Notable items in 2021 include litigation reserves, severance expense and gains on disposals (reflected in investment and other revenue).
(b)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
bps – basis points

Return on common equity and return on tangible common equity reconciliation
(dollars in millions)	4Q22	2022
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$509	$2,362
Add: Amortization of intangible assets	16	67
Less: Tax impact of amortization of intangible assets	4	16
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets – Non-GAAP	$521	$2,413
Impact of notable items (a)	(548)	(1,378)
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets and notable items – Non-GAAP	$1,069	$3,791

Average common shareholders’ equity	$35,259	$36,175
Less: Average goodwill	16,229	17,060
Average intangible assets	2,905	2,939
Add: Deferred tax liability – tax deductible goodwill	1,181	1,181
Deferred tax liability – intangible assets	660	660
Average tangible common shareholders’ equity – Non-GAAP	$17,966	$18,017

Return on common equity – GAAP (b)	5.7%	6.5%
Adjusted return on common equity – Non-GAAP (b)	11.9%	10.3%

Return on tangible common equity – Non-GAAP (b)	11.5%	13.4%
Adjusted return on tangible common equity – Non-GAAP (b)	23.6%	21.0%
(a)    Notable items in 4Q22 include the net loss from repositioning the securities portfolio, a disposal loss (reflected in investment and other revenue), severance expense and litigation reserves. Notable items in 3Q22 include goodwill impairment, a disposal gain (reflected in investment and other revenue), severance expense and litigation reserves. Notable items in 2022 include the 3Q22 goodwill impairment, the 4Q22 net loss from repositioning the securities portfolio, severance expense, litigation reserves, the 1Q22 accelerated amortization of deferred costs for depositary receipts services related to Russia and net gains on disposals (reflected in investment and other revenue).
(b)    Quarterly returns are annualized.

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BNY Mellon 4Q22 Earnings Release

Pre-tax operating margin reconciliation
(dollars in millions)	4Q22	3Q22	4Q21	2022	2021
Income before taxes – GAAP	$685	$630	$1,065	$3,328	$4,648
Impact of notable items (a)	(673)	(677)	(37)	(1,540)	(116)
Adjusted income before taxes, excluding notable items – Non-GAAP	$1,358	$1,307	$1,102	$4,868	$4,764

Total revenue – GAAP	$3,918	$4,279	$4,015	$16,377	$15,931
Impact of notable items (a)	(460)	37	—	(511)	13
Adjusted total revenue, excluding notable items – Non-GAAP	$4,378	$4,242	$4,015	$16,888	$15,918

Pre-tax operating margin – GAAP (b)	17%	15%	27%	20%	29%
Adjusted pre-tax operating margin – Non-GAAP (b)	31%	31%	27%	29%	30%
(a)    Notable items in 4Q22 include the net loss from repositioning the securities portfolio, a disposal loss (reflected in investment and other revenue), severance expense and litigation reserves. Notable items in 3Q22 include goodwill impairment, a disposal gain (reflected in investment and other revenue), severance expense and litigation reserves. Notable items in 4Q21 include severance expense and litigation reserves. Notable items in 2022 include the 3Q22 goodwill impairment, the 4Q22 net loss from repositioning the securities portfolio, severance expense, litigation reserves, the 1Q22 accelerated amortization of deferred costs for depositary receipts services related to Russia and net gains on disposals (reflected in investment and other revenue). Notable items in 2021 include litigation reserves, severance expense and gains on disposals (reflected in investment and other revenue).
(b)    Income before taxes divided by total revenue.

Effective tax rate reconciliation
(dollars in millions)	4Q22	2022
Provision for income taxes	$142	$768
Impact of notable items (a)	(125)	(162)
Adjusted provision for income taxes, excluding notable items – Non-GAAP	$267	$930

Income before taxes – GAAP	$685	$3,328
Impact of notable items (a)	(673)	(1,540)
Adjusted income before taxes, excluding notable items – Non-GAAP	$1,358	$4,868

Effective tax rate – GAAP	20.7%	23.1%
Adjusted effective tax rate – Non-GAAP	19.7%	19.1%
(a)    Notable items in 4Q22 include the net loss from repositioning the securities portfolio, a disposal loss (reflected in investment and other revenue), severance expense and litigation reserves. Notable items in 2022 include the 3Q22 goodwill impairment, the 4Q22 net loss from repositioning the securities portfolio, severance expense, litigation reserves, the 1Q22 accelerated amortization of deferred costs for depositary receipts services related to Russia and net gains on disposals (reflected in investment and other revenue).

Reconciliation of Non-GAAP measures, excluding notable items - Investment and Wealth Management			4Q22 vs.
(dollars in millions)	4Q22	3Q22	3Q22
Income (loss) before taxes – GAAP	$125	$(497)	125%
Impact of notable items (a)	(25)	(679)
Adjusted income before taxes – Non-GAAP	$150	$182	(18)%

Total revenue – GAAP		$862
Less: Distribution and servicing expense		88
Adjusted total revenue – Non-GAAP		$774

Pre-tax operating margin – GAAP (b)		(57)%
Adjusted pre-tax operating margin, net of distribution and servicing expense (b)		(64)%
Adjusted pre-tax operating margin, net of distribution and servicing expense and excluding notable items – Non-GAAP (b)		24%
(a)    Notable items in 4Q22 include severance expense and a disposal loss (reflected in investment and other revenue). Notable items in 3Q22 include goodwill impairment and severance expense.
(b)    Income before taxes divided by total revenue.

See “Explanation of GAAP and Non-GAAP Financial Measures” in the Financial Supplement available at www.bnymellon.com for additional reconciliations of Non-GAAP measures.

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BNY Mellon 4Q22 Earnings Release
CAUTIONARY STATEMENT

A number of statements (i) in this Earnings Release, (ii) in our Financial Supplement, (iii) in our presentations and (iv) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our capital plans, strategic priorities, financial goals, organic growth, performance, organizational quality and efficiency, investments, including in technology and product development, resiliency, capabilities, revenue, net interest revenue, money market fee waivers, fees, expenses, cost discipline, sustainable growth, innovation in products and services, company management, human capital management (including related ambitions, objectives, aims and goals), deposits, interest rates and yield curves, securities portfolio, taxes, business opportunities, divestments, volatility, preliminary business metrics and regulatory capital ratios and statements regarding our aspirations, as well as our overall plans, strategies, goals, objectives, expectations, outlooks, estimates, intentions, targets, opportunities, focus and initiatives, including the potential effects of the coronavirus pandemic on any of the foregoing. These statements may be expressed in a variety of ways, including the use of future or present tense language. Words such as “estimate,” “forecast,” “project,” “anticipate,” “likely,” “target,” “expect,” “intend,” “continue,” “seek,” “believe,” “plan,” “goal,” “could,” “should,” “would,” “may,” “might,” “will,” “strategy,” “synergies,” “opportunities,” “trends,” “ambition,” “objective,” “aim,” “future,” “potentially,” “outlook” and words of similar meaning may signify forward-looking statements. These statements and other forward-looking statements contained in other public disclosures of BNY Mellon which make reference to the cautionary factors described in this Earnings Release are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of a number of factors, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2021 and BNY Mellon’s other filings with the Securities and Exchange Commission. Statements about the effects of the current and near-term market and macroeconomic outlook on BNY Mellon, including on its business, operations, financial performance and prospects, may constitute forward-looking statements, and are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond BNY Mellon’s control), including geopolitical risks (including those related to Russia’s invasion of Ukraine), as well as the scope and duration of the pandemic, actions taken by governmental authorities and other third parties in response to the pandemic, the availability, use and effectiveness of vaccines and the direct and indirect impact of the pandemic on us, our clients, customers and third parties. Preliminary business metrics and regulatory capital ratios are subject to change, possibly materially, as BNY Mellon completes its Annual Report on Form 10-K for the year ended Dec. 31, 2022. All forward-looking statements in this Earnings Release speak only as of Jan. 13, 2023, and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

ABOUT BNY MELLON

BNY Mellon is a global investments company dedicated to helping its clients manage and service their financial assets throughout the investment lifecycle. Whether providing financial services for institutions, corporations or individual investors, BNY Mellon delivers informed investment and wealth management and investment services in 35 countries. As of Dec. 31, 2022, BNY Mellon had $44.3 trillion in assets under custody and/or administration, and $1.8 trillion in assets under management. BNY Mellon can act as a single point of contact for clients looking to create, trade, hold, manage, service, distribute or restructure investments. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BK). Additional information is available on www.bnymellon.com. Follow us on Twitter @BNYMellon or visit our newsroom at www.bnymellon.com/newsroom for the latest company news.

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BNY Mellon 4Q22 Earnings Release
CONFERENCE CALL INFORMATION

Robin Vince, President and Chief Executive Officer, Emily Portney, Chief Financial Officer, will host a conference call and simultaneous live audio webcast at 10:00 a.m. ET on Jan. 13, 2023. This conference call and audio webcast will include forward-looking statements and may include other material information.

Investors and analysts wishing to access the conference call and audio webcast may do so by dialing (800) 390-5696 (U.S.) or (720) 452-9082 (International), and using the passcode: 200200, or by logging onto www.bnymellon.com/investorrelations. Earnings materials will be available at www.bnymellon.com/investorrelations beginning at approximately 6:30 a.m. ET on Jan. 13, 2023. An archived version of the fourth quarter conference call and audio webcast will be available beginning on Jan. 13, 2023 at approximately 2:00 p.m. ET through Feb. 13, 2023 at www.bnymellon.com/investorrelations.

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